 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_____________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 25, 2013
Date of report (Date of earliest event reported)

Amyris, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA 94608
(Address of principal executive offices)  (Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 25, 2013, Amyris, Inc. (the “Company”) and Tate & Lyle Ingredients Americas LLC (“Tate & Lyle”) entered into a Settlement Agreement, Termination Agreement and Mutual Release (the “Termination Agreement”) to terminate the parties’ 2010 toll manufacturing agreement (the “Toll Manufacturing Agreement”).  The Termination Agreement resolves all outstanding issues that had arisen in connection with the Company’s relationship with Tate & Lyle.

The Toll Manufacturing Agreement had secured manufacturing capacity for farnesene through 2016 at Tate & Lyle’s facility in Decatur, Illinois.  The Toll Manufacturing Agreement included a base monthly payment regardless of level of production at Tate & Lyle’s facility in addition to a variable amount based on volume.  With the Company’s successful production at its farnesene facility located in Brazil, management determined that maintaining the Toll Manufacturing Agreement was no longer desired from a cost and operational perspective.  The Company had no production at the Tate & Lyle facility since the first quarter of 2013.

Pursuant to the Termination Agreement, the Company is required to make four payments to Tate & Lyle, totaling $8,823,033, of which $3,623,033 is to satisfy outstanding invoices and $5,200,000 is in lieu of additional payments otherwise owed under the Toll Manufacturing Agreement.  These payments are due between July 17, 2013 and December 16, 2013, and such payments are deemed to be in full satisfaction of all amounts otherwise owed under the Toll Manufacturing Agreement.  Under this Termination Agreement, no further payments will be owed for the remaining of the Toll Manufacturing Agreement (i.e., 2014 through 2016).  The Company also has assigned certain equipment valued at $2,729,397 to Tate & Lyle and given Tate & Lyle a security interest in additional manufacturing equipment pending completion of the cash payments.  The Company has the right to use such secured equipment pending completion of the cash payments.  In addition, Tate & Lyle and the Company have resolved all outstanding disputes and have provided mutual releases of all claims under the Toll Manufacturing Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information contained in Item 1.01 above is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date:  July 1, 2013                                                                           By:   /s/ Gary Loeb
Gary Loeb
SVP and General Counsel